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                                                                    Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1998, except for Note 16 as to which the date is March 20, 1998, with respect to the consolidated financial statements and schedule of Long Distance International Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-56989) and related Prospectus of Long Distance International Inc. for the registration of 225,000 of its 12 1/4% Senior Notes.




                                              /s/ Ernst & Young LLP


West Palm Beach, Florida


November 10, 1998